UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2010
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact name of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) approved discretionary bonuses for the fiscal year ended December 31, 2009 under the Company’s annual incentive program for senior executives for the following named executive officers:

Name and Position	2009 Cash Bonus Award
Michael T. Strianese Chairman, President and Chief Executive Officer	$3,000,000

Ralph G. D’Ambrosio Vice President and Chief Financial Officer	$725,000

Curtis Brunson Executive Vice President of Corporate Strategy and Development	$700,000

James W. Dunn Senior Vice President and President of Sensors & Simulation Group	$900,000

Carl E. Vuono Senior Vice President and President of the L-3 Services Group	$750,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: February 25, 2010